UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 14, 2012

FORTINET, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	001-34511	77-0560389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1090 Kifer Road

Sunnyvale, CA 94086

(Address of principal executive offices, including zip code)

(408) 235-7700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Fortinet, Inc. (“Fortinet” or the “Company”) held on June 14, 2012 (the “Annual Meeting”), proxies representing 142,408,438 shares of common stock, or approximately 90.58% of the total outstanding shares, were present and voted on the three proposals presented at the Annual Meeting as follows:

Proposal One – Election of Directors

Fortinet’s stockholders approved the election of three Class III directors to Fortinet’s Board of Directors by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Chenming Hu	122,765,955	1,931,634	17,710,849
Hong Liang Lu	122,765,955	1,931,634	17,710,849
Ken Xie	122,765,955	1,931,634	17,710,849

Proposal Two – Ratification of Appointment of Independent Registered Accounting Firm

Fortinet’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2012 by the following votes:

Votes For	Votes Against	Abstentions
141,909,157	476,439	22,842

Proposal Three –– Advisory Vote on Executive Compensation

Fortinet’s stockholders cast their votes with respect to the advisory vote on Fortinet’s executive compensation as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
120,616,058	4,051,274	30,257	17,710,849

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTINET, INC.

By:	/s/ JOHN WHITTLE
John Whittle
Vice President and General Counsel

Date: June 19, 2012